SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC  20549



                                  FORM 8-K


                               CURRENT REPORT




                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


Date or Report (Date of earliest event reported):  March 18, 1997







                    BIOTECHNICA INTERNATIONAL, INC.
        (Exact name of registrant as  specified in its charter)




           Delaware                   0-11854	 	       22-2344703
(State or other jurisdiction of   (Commission File 	(I.R.S. Employer
 incorporation or organization)	  Number)	     Identification No.)



4001 North War Memorial Drive, Peoria, IL    	              61614
(Address of principal executive offices)	         		      (Zip Code)


Registrant's telephone number, including area code:  309/681-0300




_____________________________________________________________
(Former name or former address, if changed since last report)










ITEM 5.  OTHER EVENTS

FOR IMMEDIATE RELEASE:  March 18, 1997

CONTACT:	Bruno Carette, President and Chief Operating Officer
		Edward M. Germain, Chief Financial Officer
		BioTechnica International, Inc.
		4001 N. War Memorial Drive - Suite 200
		Peoria, IL  61614
		(309) 681-0300

           BIOTECHNICA INTERNATIONAL, INC. ANNOUNCES THAT ITS
              COMMON STOCK WILL BE DELISTED FROM NASDAQ-NMS

BioTechnica International, Inc. (NASDAQ: BIOT) (the "Company") has been informed by The NASDAQ Stock Market, Inc. that the Common Stock of the Company no longer qualifies for listing on the NASDAQ National Market System. The Company has filed a notice of appeal of this finding to the NASDAQ Listing Qualifications Hearings Department, which will stay the effective date of the delisting for approximately two to three weeks.

NASDAQ attributed its decision to the fact that the Company, as of December 31, 1996, did not maintain NASDAQ's Tangible Net Worth requirement of $4,000,000. The Company attributed this fact primarily to the seasonal nature of its business. At this time, the Company is considering its alternatives, which may include the trading of its common stock by means other than the NASDAQ--NMS, such as the possibility of qualifying for trading on the OTC Bulletin Board service.

Although the delisting action could negatively impact the liquidity of and market for the Company's stock, it would not have any adverse impact on the continued operations or financial condition of the Company or its ability to continue to supply products to its customers. According to Bruno Carette, President and COO, "The action of NASDAQ will have no impact on the day to day operations of the Company, nor will it affect our ability to provide new and innovative products to our dealers and customers."

BioTechnica International, Inc. is an agricultural products company dedicated principally to the production and marketing of proprietary hybrid corn, soybean, alfalfa, and other field seed products throughout the Midwest Corn Belt region of the United States.





                              Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    BioTechnica International Inc.


				                                  		By:  /s/ Edward M. Germain
 Date: March 18, 1997                        Edward M Germain
                                             Chief Financial Officer